UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 21, 2019

ACQUIRED SALES CORP.

(Exact name of registrant as specified in its charter)

Nevada	87-0479286
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

31 N. Suffolk Lane, Lake Forest, Illinois	60045
(Address of principal executive offices)	(Zip Code)

847-915-2446

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On June 21, 2019 and effective as of June 19, 2019, Acquired Sales Corp. ("AQSP"), Gerard M. Jacobs ("GMJ") and William C. "Jake" Jacobs ("WCJ") entered into a compensation agreement relating to service to AQSP. GMJ and WCJ are sometimes together referred to herein as the “Executives”. The initial consulting agreement shall govern until such time as it is replaced by formal employment agreements described herein:

Initial Consulting Agreement

Initial Consulting Term:  Effective as of June 19, 2019 through the earlier of the closing of AQSP's acquisition of CBD Lion LLC ("CBD Lion") or the closing of AQSP's acquisition of Warrender Enterprise Inc. d/b/a Lifted Liquids ("Lifted Liquids").

Initial Base Consulting Salaries: GMJ and WCJ shall receive consulting fees of $7,500 per month and $5,000 per month, respectively .

Future Employment Agreement: Upon AQSP closing its acquisition of CBD Lion or Lifted Liquids.

Settlement: The Compensation Agreement constitutes a settlement and release of all claims associated with past work performed for AQSP by the Executives.

Employment Agreements -General Provisions

Upon AQSP closing its acquisition of CBD Lion or Lifted Liquids, AQSP and the Executives intend to enter into formal, individual employment agreements (sometimes the “Employment Agreements”) having the following principal terms:

Employment Agreement Term. The Executives’ Employment Agreements shall have “rolling" five year terms that shall continue until the fifth anniversary of the effective date of each respective agreement, unless terminated earlier for good cause; provided, however, that, on the first anniversary of each effective date and each annual anniversary thereafter (such date and each annual anniversary thereof, a "Extension Date"), term shall be deemed automatically extended, upon the same terms and conditions, for an additional period of one year (extending the term of this Agreement to five years after each such Extension Date), unless a party provides written notice of that party's intention not to extend the term of the Agreement at least 90 days' prior to the applicable Extension Date (providing notice of non-extension at least four years and 90 days prior to expiration of the Agreement).

“Cause” as to be defined in each Executive’s Employment Agreement shall include failure to substantially to perform duties or material breach of the Employment Agreement or AQSP policy by the executive (each after a permitted cure period), willful violation of law or regulation, conviction of a felony and certain other events of a comparable nature.

“Good Reason” as to be defined in each Executive’s Employment Agreement includes demotion of the executive or reduction of his authority or responsibilities, reduction of his salary, failure to reelect him to the board of directors (in the case of GMJ), or relocation of his current primary work location.

Profit Bonus Opportunity: Under the Employment Agreements, the Executives shall participate in AQSP's management bonus pool, generally described as follows:  During the 4th quarter of each year, the Chairman of the Compensation Committee of AQSP's Board of Directors shall unanimously agree with the Executives, Erik S. Lundgren ("ESL"), and Nicholas S. Warrender ("NSW") upon an EBITDA target amount for the following year. In the event that the foregoing parties are unable to unanimously agree on an EBITDA target for the following year, the EBITDA target for the following year shall default to the actual EBITDA for the year preceding the following year. If AQSP's actual EBITDA during such following year exceeds that EBITDA target amount, then a total of 33% of the amount (if any) by which AQSP's actual EBITDA during such following year exceeds that EBITDA target amount will be set aside by AQSP as a cash management bonus pool, and such cash will be allocated and paid out by AQSP as bonuses or fees to the officers of AQSP and its subsidiaries (and potentially, to directors and/or third parties who have significantly helped AQSP during such following year), with the allocation of such management bonuses to be determined by unanimous written agreement of the Executives , ESL, and NSW.

Other Benefits: Each  Executive’s Employment Agreement shall require AQSP to provide to the Executive an employee benefits package including fully paid Blue Cross/Blue Shield or equivalent family health insurance and dental insurance.

Reimbursement of Expenses: Each Executive’s Employment Agreement shall require AQSP to provide to the Executive prompt reimbursement for all documented AQSP business related expenses paid or incurred by the Executive, including but not limited to airfare, rail, taxi, rental cars, parking, tolls, gasoline for business trips, meals, entertainment, hotel, office supplies, mobile phone, internet, hotspot, and postage expenses.

Gerard M. Jacobs Employment Agreement – Specific Provisions

Job Title: Chairman, CEO and Secretary

Base Salary: $100,000 per year, subject to increase but not decrease in the Board’s discretion

Growth Bonus Opportunity: Under the GMJ Employment Agreement, AQSP shall pay GMJ the following bonuses in addition to GMJ's participation in the aforementioned management bonus pool:

(a) Upon the closing of AQSP's acquisition of CBD Lion,

AQSP shall pay GMJ a cash bonus of:$     150,000

(b) Upon the closing of AQSP's acquisition of Lifted

Liquids, AQSP shall pay GMJ a cash bonus of:$     250,000

(c) Upon the earlier of December 1, 2020 or the first date

when AQSP has raised a total of at least $15 million

after January 1, 2019, AQSP shall pay GMJ a cash

bonus of:$     250,000

(d) Upon the earlier of December 1, 2021 or the first date

when AQSP has raised a total of at least $25 million

after January 1, 2019, AQSP shall pay GMJ a cash

bonus of:$     250,000

The Parties acknowledge and agree that the foregoing success bonuses are due to GMJ regardless of whether or not GMJ introduces a party to the Company necessary for the consummation of any acquisition, and regardless of whether or not GMJ has any involvement with the closing of any acquisition or the raising of any amount of capital.  The foregoing success bonuses are not a “salesman’s stake” as there is no requirement that GMJ have any direct involvement with any acquisition or the raising of any amount of capital. The success bonus is designed as a reward for GMJ’s contribution to business development, condition, strategy and leadership.

Equity Incentives: Simultaneously with the execution of the GMJ Employment Agreement, AQSP shall issue to GMJ or his designee(s) five-year warrants containing a "cashless exercise" feature giving GMJ or his designee(s):

(a) The right to purchase 250,000 shares of common stock of AQSP exercisable at $2.50 per share, vesting upon the closing of AQSP's acquisition of CBD Lion;

(b) The right to purchase 250,000 shares of common stock of AQSP exercisable at $5.00 per share, vesting upon the closing of AQSP's acquisition of Lifted Liquids; and

(c) The right to purchase 250,000 shares of common stock of AQSP exercisable at $7.50 per share, vesting upon the closing of AQSP's acquisition of both CBD Lion and Lifted Liquids.

The GMJ Employment Agreement shall provide that, upon the execution of the GMJ Employment Agreement, the terms of GMJ's stock options granted by AQSP to purchase shares of common stock of AQSP which are currently set to expire (unless previously exercised) during November 2020 or during September 2021, respectively, shall be extended so that all of such stock options may be exercised by GMJ at any time on or before December 31, 2024.

In the GMJ Employment Agreement, AQSP shall grant to GMJ so-called "tag along" registration rights for all AQSP shares owned by GMJ or by any of his affiliates, and for all AQSP shares issuable to GMJ or to any of his affiliates upon the exercise of his or their AQSP options or warrants.

William C. “Jake”  Jacobs Employment Agreement – Specific Provisions

Job Title: President, CFO, and Treasurer

Base Salary: $100,000 per year, subject to increase but not decrease in the Board’s discretion

Growth Bonus Opportunity: Under the WCJ Employment Agreement, AQSP shall pay WCJ the following bonuses in addition to WCJ's participation in the aforementioned management bonus pool:

(a) Upon the closing of AQSP's acquisition of CBD Lion,

AQSP shall pay WCJ a cash bonus of:$       50,000

(b) Upon the closing of AQSP's acquisition of Lifted

Liquids, AQSP shall pay WCJ a cash bonus of:$     100,000

(c) Upon the earlier of December 1, 2020 or the first date

when AQSP has raised a total of at least $15 million

after January 1, 2019, AQSP shall pay WCJ a cash

bonus of:$     100,000

(d) Upon the earlier of December 1, 2021 or the first date

when AQSP has raised a total of at least $25 million

after January 1, 2019, AQSP shall pay WCJ a cash

bonus of:$     100,000

The Parties acknowledge and agree that the foregoing success bonuses are due to WCJ regardless of whether or not WCJ introduces a party to the Company necessary for the consummation of any acquisition, and regardless of whether or not WCJ has any involvement with the closing of any acquisition or the raising of any amount of capital.  The foregoing success bonuses are not a “salesman’s stake” as there is no requirement that WCJ have any direct involvement with any acquisition or the raising of any amount of capital. The success bonus is designed as a reward for WCJ’s contribution to business development, condition, strategy and leadership.

Equity Incentives: Simultaneously with the execution of the WCJ Employment Agreement, AQSP shall issue to WCJ or his designee(s) five-year warrants containing a "cashless exercise" feature giving WCJ or his designee(s):

(a) The right to purchase 225,000 shares of common stock of AQSP exercisable at $2.50 per share, vesting upon the closing of AQSP's acquisition of CBD Lion;

(b) The right to purchase 225,000 shares of common stock of AQSP exercisable at $5.00 per share, vesting upon the closing of AQSP's acquisition of Lifted Liquids; and

(c) The right to purchase 225,000 shares of common stock of AQSP exercisable at $7.50 per share, vesting upon the closing of AQSP's acquisition of both CBD Lion and Lifted Liquids.

In the WCJ Employment Agreement, AQSP shall grant to WCJ so-called "tag along" registration rights for all AQSP shares owned by WCJ or by any of his affiliates, and for all AQSP shares issuable to WCJ or to any of his affiliates upon the exercise of his or their AQSP options or warrants.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.53Compensation Agreement between Acquired Sales Corp., Gerard M. Jacobs and William C. "Jake" Jacobs is dated as of June 19, 2019

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ACQUIRED SALES CORP.

/s/ Gerard M. Jacobs

Gerard M. Jacobs

Chief Executive Officer

Dated:  June 25, 2019